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                                                                      EXHIBIT 23

                        Consent of Independent Auditors




The Board of Directors and Shareholders
Planar Systems, Inc. and Subsidiaries:


We consent to incorporation by reference in the Registration Statements (Nos. 33-82696, 33-82688, 33-90258 and 333-45191) on Form S-8 of Planar Systems, Inc.
and subsidiaries of our report dated November 3, 1999, except as to note 15, which is as of December 13, 1999, relating to the consolidated balance sheets of Planar Systems, Inc. and subsidiaries as of September 24, 1999 and September 25, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended September 24, 1999, and our report dated February 29, 2000, relating to the balance sheet of dpiX, LLC as of December 31, 1999, and the related statements of operations and members' capital and cash flows for the period from July 1, 1999 (inception) to December 31, 1999, which reports appear, or are incorporated by reference, in the Annual Report on Form 10-K/A of Planar Systems, Inc. and subsidiaries for the year ended September 24, 1999.




/s/ KPMG LLP
------------------------
Portland, Oregon
March 27, 2000